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[LINCOLN
FINANCIAL GROUP
LOGO]



                  LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

                    APPLICATION FOR GROUP ANNUITY CONTRACT

                                     WITH

                  LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK
                            (HEREIN TERMED "LL&A")

                              SYRACUSE, NEW YORK


____________________________________  of  ________________________________
(herein termed the "Contractholder")                (address)


hereby authorizes LL&A to issue a Group Annuity Contract providing retirement benefits for the Contractholder's Employees, members of an Association, or the Employees of the Company on whose behalf the above designated Contractholder serves as Trustee.

     Plan Type: ___ 403(b)     ____ 401(a)     ____ other _______________

It is understood that Participants under the Contract may be subject to the restrictions on withdrawals imposed by the Internal Revenue Code of 1986, as amended.

Contributions to the Contract and transfers of value within the Contract shall be subject to the limitations imposed by the Plan, if any, named in the Contract.

If a deposit is not made to the Contract within ninety (90) days after the later of: (1) the date the Application is signed, or (2) the Effective Date of the Contract, LL&A may, at its option, declare the Contract invalid and deem it null and void for all purposes, notwithstanding any provision to the contrary in the Contract. LL&A will provide the Contractholder thirty (30) days notice prior to declaring this Contract invalid.

It is agreed that this Application together with the Contract comprise the entire agreement between the Applicant and LL&A.


Form No. 96-100A
                                       1
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           By signing this Application the Contractholder designates

_____________________________ of  __________________________________
         (name)                              (address)

as Broker for said Contract, and as such to receive any commissions payable with respect to deposits made to the Company in accordance with the terms and provisions of the Contract.

Any person who knowingly and with intent to defraud any insurance company or other person files a statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to a civil penalty not to exceed five thousand dollars and the stated value of the claim for each such violation.



Dated at ____________________ this ________ day of _______________


By __________________________________
         (Contractholder)


   __________________________________
         (Official Title)


By __________________________________
         (Broker)


Applicable to Variable Annuity Contracts only:

It is acknowledged that the Contractholder has received a Prospectus relating to this Group Variable Annuity Contract prior to the date of this Application.



      _____  Check here to request a Statement of Additional Information.


Form No. 96-100A
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